                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             TROVER SOLUTIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 (TROVER LOGO)

                                                                   April 2, 2003

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Trover Solutions, Inc. to be held on Friday, May 9, 2003 at Watterson Tower, 12th Floor, Louisville, Kentucky 40218. The meeting will begin promptly at 9:30 a.m., local time.

     The items of business are listed in the following Notice of Annual Meeting and are more fully addressed in the Proxy Statement provided herewith.

     Please date, sign and return your proxy card in the enclosed envelope at your convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

     On behalf of your Board of Directors, thank you for your continued support and interest in Trover Solutions, Inc.

                                           Sincerely,

                                           /s/ Patrick B. McGinnis
                                           Patrick B. McGinnis
                                           Chairman of the Board and
                                           Chief Executive Officer

                              1600 Watterson Tower
                           Louisville, Kentucky 40218

                                 (TROVER LOGO)

                             TROVER SOLUTIONS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 9, 2003

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of Trover Solutions, Inc. (the "Company") will be held at Watterson Tower, 12th Floor, Louisville, Kentucky 40218, on Friday, May 9, 2003, at 9:30 a.m., local time, for the following purposes:

          (i) To elect two (2) Class C directors to three-year terms expiring at the 2006 annual meeting of stockholders;

          (ii) To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company to serve for 2003; and

          (iii) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 18, 2003 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the meeting and any adjournment thereof. A list of stockholders as of the close of business on March 18, 2003 will be available at the Company's offices for examination by stockholders during normal business hours during the period from April 29, 2003, through the Annual Meeting.

     Your attention is directed to the Proxy Statement provided with this Notice.

                                          By Order of the Board of Directors,

                                          /s/ Douglas R. Sharps
                                          Douglas R. Sharps
                                          Executive Vice President --
                                          Finance and Administration,
                                          Chief Financial Officer and Secretary

Louisville, Kentucky
April 2, 2003

     PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                             TROVER SOLUTIONS, INC.
                              1600 WATTERSON TOWER
                           LOUISVILLE, KENTUCKY 40218

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 9, 2003

                                                                   APRIL 2, 2003

              INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

     The enclosed form of proxy is solicited by the Board of Directors (the "Board") of Trover Solutions, Inc. (the "Company) for use at the annual meeting of stockholders to be held on Friday, May 9, 2003 (the "Annual Meeting"), and any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted as directed at the meeting and any adjournment thereof or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the notice attached hereto. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking such proxy or (ii) a duly executed proxy bearing a later date. Furthermore, if a stockholder attends the Annual Meeting and elects to vote in person, any previously executed proxy is thereby revoked.

     Only stockholders of record as of the close of business on March 18, 2003 will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 8,451,229 shares of common stock, $0.001 par value (the "Common Stock"). Each share of Common Stock is entitled to one vote. No cumulative voting rights are authorized and appraisal rights for dissenting stockholders are not applicable to the matters being proposed. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to stockholders of record on or about April 2, 2003.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business. The presence in person or by proxy of holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote").

     The affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect each of the directors. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants and any other matter that may properly come before the Annual Meeting. With respect to any other matter that may properly come before the Annual Meeting for stockholder consideration, abstentions will be counted in determining the minimum number of affirmative votes required for approval of any matter presented for stockholder consideration and accordingly, will have the effect of a vote against any such matter. Broker non-votes will not be counted as votes for or against matters presented for stockholder consideration.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company's Board is divided into three classes designated as Class A, Class B and Class C, serving staggered, three-year terms. Of the current six directors, two will continue to serve for terms expiring in 2004 and two will continue to serve for terms expiring in 2005 (the "Continuing Directors"). At the Annual Meeting, Jill L. Force and Patrick B. McGinnis will stand for election to serve as Class C directors for three-year terms expiring at the 2006 annual meeting of stockholders, or until their successors are duly elected and qualified.

     The Board has no reason to believe that either of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the Annual Meeting either of the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominees, vote to allow the vacancy created thereby to remain open until filled by the Board, or vote to reduce the number of directors for the ensuing year, as the Board recommends. In no event, however, can the proxy be voted to elect more than two directors. The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required to elect the directors.

     Set forth below are the nominees for election to the Board and the Continuing Directors. Also set forth below as to each nominee and Continuing Director is his or her age, the year in which he or she was first elected a director, a brief description of his or her principal occupation and business experience during the past five years, directorships of certain companies presently held by him or her, and certain other information, which information has been furnished by the respective individuals.

NOMINEES FOR CLASS C DIRECTORS -- TERMS EXPIRING 2006

MS. JILL L. FORCE
Age 50
Director since 1997

     Ms. Force has been a partner with The Allegro Group, a healthcare financial advisory firm, since November 1999. From May 2000 to December 2001 she served as Chief Financial Officer for Rehab Designs of America Corporation, a privately-held healthcare company ("RDA") as part of a turn-around project completed in December 2001. RDA filed a voluntary bankruptcy petition under Chapter 11 of the Federal bankruptcy laws in February 2001. Ms. Force was employed by Vencor, Inc. ("Vencor") from 1989 to 1999, most recently as Senior Vice President, General Counsel and Corporate Secretary. Vencor filed a voluntary bankruptcy petition under Chapter 11 of the Federal bankruptcy laws in September 1999.

MR. PATRICK B. MCGINNIS
Age 55
Director since 1997

     Mr. McGinnis serves as Chairman, Chief Executive Officer, and a director of the Company. In 1988, Mr. McGinnis left Humana Inc., where he served as Vice President -- Finance & Planning, to co-found the Company. He served as the Company's Chief Executive Officer until August 1996, when he left the Company to become President of the Medaphis Healthcare Information Technology Company. He rejoined the Company and assumed his current responsibilities in January 1997.

CONTINUING CLASS A DIRECTORS -- TERMS EXPIRING 2004

MR. JOHN H. NEWMAN
Age 58
Director since 1997

     Mr. Newman is a senior partner in the international law firm of Sidley Austin Brown & Wood LLP. He joined the firm in 1972 and was made partner in 1980. Based in New York City, Mr. Newman's legal practice is concentrated on the representation of domestic and international issuers and underwriters in the capital formation process.

MR. CHRIS B. VAN ARSDEL
Age 59
Director since 1997

     Mr. Van Arsdel is an independent consultant in the technology services industry. He previously served as a Senior Vice President at BancTec, Inc. ("BancTec"). He was responsible for the company's hardware and software products, and its service organization. Prior to joining BancTec, Mr. Van Arsdel was an executive with Electronic Data Systems Corporation, responsible for technical engineering and customer service support groups.

CONTINUING CLASS B DIRECTORS -- TERMS EXPIRING 2005

MR. WILLIAM C. BALLARD, JR.
Age 62
Director since 1997

     Mr. Ballard is of counsel to the law firm Greenebaum Doll & McDonald in Louisville, Kentucky. He retired in 1992 after 22 years as the Chief Financial Officer and a director of Humana Inc. Mr. Ballard serves on the boards of directors of Health Care REIT, Inc. and UnitedHealth Group.

MR. LAUREN N. PATCH
Age 51
Director since 2001

     Mr. Patch is the former Chief Executive Officer of Wyncom, Inc., a provider of leadership training and education. He also served as a consultant to and Interim Chief Executive Officer of InsurePoint.com, an internet company that facilitates communications between insurers and their agents. He is the past Chief Executive Officer and President of The Ohio Casualty Insurance Company, a Fortune 1000 company in the insurance and financial services sectors. He is a past director of Wyncom, Inc., Ohio Casualty Corporation, First Financial Bancorp and the Insurance Services Office.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends the election of each of Jill L. Force and Patrick B. McGinnis to the office of Class C director to hold office for a three-year term, or until their successors are duly elected and qualified.

                              CORPORATE GOVERNANCE

     The Company's Board of Directors is committed to maintaining high standards of corporate governance, ensuring the integrity and transparency of the Company's financial statements and promoting a corporate atmosphere dedicated to the long-term benefit of the Company's stockholders. The Board will continue to review the Company's corporate governance policies and practices, comparing them to those suggested by various authorities in corporate governance and the practices of other public companies. Based upon the Board's on-going review, the Company intends to adopt such changes to its corporate governance policies and practices as the Board believes reflect the best corporate governance policies and practices for the Company. The Company also will adopt such changes to its corporate governance policies and practices as are required by the Sarbanes-Oxley Act of 2002, rules promulgated by the Securities and Exchange Commission and the National Association of Securities Dealers' listing standards.

DIRECTOR INDEPENDENCE

     The Company believes that independent directors play an important role in maintaining investor confidence and in assuring fair and impartial management of the Company in the best interests of its stockholders. Accordingly, the Company's Board is comprised of a majority of independent directors as defined by the National Association of Securities Dealers' listing standards. These standards generally define an independent director as one who is not an officer or employee of the Company and does not have any relationship that may interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. The Company has been following closely recent proposals by the National Association of Securities Dealers relating to the definition and role of independent directors in corporate governance and will adopt such changes to its corporate governance policies and practices as required by these proposals once they are final.

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

     The Company has an Audit Committee of the Board which is composed of Jill
L. Force, Chairperson, Lauren N. Patch, and Chris B. Van Arsdel. Each member of the Audit Committee is "independent" as defined by the National Association of Securities Dealers' listing standards. The Audit Committee is responsible for, among other things, appointing (subject to stockholder approval) the accounting firm that will serve as independent accountants for the Company and reviewing and pre-approving all audit and non-audit services provided to the Company by its independent accountants. The Audit Committee is also responsible for reviewing the Company's internal accounting controls and annual and quarterly financial statements. The Audit Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board. In February 2002, the Board adopted a revised written charter for the Audit Committee which was previously sent to the Company's stockholders with the Company's proxy statement for the 2002 annual meeting of stockholders. The Board is currently reviewing the Audit Committee's written charter in light of recent pending and proposed statutory and regulatory requirements relating to the composition and duties of public company audit committees, and intends to amend the Audit Committee's written charter to comply with such requirements once they are final and effective.

Compensation and Nominating Committee

     During 2002, the Company combined the functions of its nominating and compensation committees into the Compensation and Nominating Committee. The Compensation and Nominating Committee is composed of William C. Ballard, Jr., Chairperson, John H. Newman and Lauren N. Patch. The Compensation and Nominating Committee, among other things, approves base salaries of executive officers, approves the terms of annual incentive or bonus plans in which executive officers participate, and reviews and makes recommendations to the Board concerning approval and adoption of and amendments to stock-based compensation plans. Additionally, the Compensation and Nominating Committee is responsible for reviewing the qualifications and backgrounds of, and recommending, candidates for election to the Board. The Compensation and Nominating Committee may consider recommendations from stockholders for nominees to the Board if submitted in accordance with the Company's Bylaws. The Compensation and Nominating Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board.

Attendance

     During 2002, the Board met 4 times, the Audit Committee met 7 times and the Compensation and Nominating Committee met 5 times. Each of the directors attended 75% or more of the aggregate number of meetings of the Board and of the committees on which they served during 2002.

DIRECTORS' COMPENSATION

     The Company pays its non-employee directors an annual retainer in the amount of $15,000 ($17,000 for committee chairpersons) plus $1,500 for attendance (in person or by telephone) at each meeting of the Board and at each meeting of a committee of the Board that does not coincide with a meeting of the full Board, with one-third of the annual retainer paid in Common Stock pursuant to the Company's Outside Directors Equity Compensation Plan (the "2002 Outside Directors Stock Plan"). In 1998, the Company adopted the 1998 Deferred Compensation Plan for Directors (the "Deferred Plan"). The Deferred Plan provides a mechanism under which a director can elect to defer the payment of the foregoing fees until after the earlier of his or her death, resignation, removal or retirement as a director. To date, there have been no deferrals under the Deferred Plan.

     During 2002, the Company provided for the grant of options to purchase Common Stock to each non-employee director of the Company under the 2002 Outside Directors Stock Plan. The 2002 Outside Directors Stock Plan replaced the Company's Amended and Restated Directors' Stock Option Plan (the "Directors' Plan"), which terminated as to the granting of options on April 1, 2002. Under the 2002 Outside Directors Stock Plan, each director automatically is granted an option to purchase 10,000 shares of Common Stock on the effective date of his or her initial election or appointment as a member of the Board at an option exercise price equal to the fair market value of a share of Common Stock on such date. Further, each director automatically is granted each calendar year subsequent to the calendar year in which his or her initial election or appointment as a member of the Board becomes effective, options under the 2002 Outside Directors Stock Plan to purchase 1,000 shares of Common Stock as of each March 31, June 30, September 30, and December 31, if he or she is still a director on such grant date, at an exercise price equal to the fair market value of a share of Common Stock on such date. Options to purchase 102,000 shares of Common Stock currently are outstanding under the Directors' Plan and the 2002 Outside Directors Stock Plan.

     As a further means of aligning directors' and stockholders' interests in the enhancement of stockholder value, in December 2000 the Board adopted resolutions that put in place stock ownership requirements for non-employee directors. Each non-employee director is required to accumulate Common Stock equal in value to one year's annual retainer. Non-employee directors serving on the Board at the time of adoption had until January 1, 2002 to accumulate the required stockholdings and newly elected non-employee directors have one year from their election to accumulate the required stockholdings. As of March 18, 2003, each of the Company's non-employee directors had accumulated Common Stock equal in value to one year's annual retainer based on the closing price of the Company's Common Stock as of such date.

                       MANAGEMENT COMMON STOCK OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of March 18, 2003 by (i) the Company's Chief Executive Officer and named executive officers (as hereinafter defined),
(ii) each of the Company's directors and (iii) such directors and all executive officers as a group.

                                                               SHARES OF
                                                              COMMON STOCK
                                                              BENEFICIALLY   PERCENT OF
NAME                                                            OWNED(1)      CLASS(2)
----                                                          ------------   -----------
Patrick B. McGinnis.........................................     503,601(3)      6.0%
Robert G. Bader, Jr.........................................     129,039(4)      1.5%
Douglas R. Sharps...........................................     190,387(5)      2.3%
Debra M. Murphy.............................................     197,784(6)      2.3%
Mark J. Bates...............................................     130,110(7)      1.5%
William C. Ballard, Jr......................................      58,071(8)        *
Jill L. Force...............................................      25,571(9)        *
John H. Newman..............................................      33,071(10)       *
Lauren N. Patch.............................................       8,071(11)       *
Chris B. Van Arsdel.........................................      24,071(12)       *
All executive officers and directors as a group (12
  persons)..................................................   1,380,617        16.3%

---------------

  * Beneficial ownership represents less than 1% of the Company's outstanding Common Stock.
 (1) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as of which he or she has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them. Shares have been rounded to avoid listing fractional shares issued in connection with the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan").
 (2) Based on an aggregate of 8,451,229 shares of Common Stock issued and outstanding as of March 18, 2003.
 (3) Includes 5,000 shares held by Mr. McGinnis's spouse. Also includes 386,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Company's Non-Qualified Stock Option Plan for Eligible Employees (the "Option Plan") and the Company's 1997 Stock Option Plan for Eligible Participants (the "Stock Option Plan").
 (4) Includes 6,300 shares Mr. Bader holds jointly with his spouse. Includes 4,025 shares acquired under the Stock Purchase Plan. Also includes 110,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Stock Option Plan.
 (5) Includes 163,750 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Option Plan and the Stock Option Plan.
 (6) Includes 700 shares which are held by Ms. Murphy as trustee for a minor child. Also includes 175,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Option Plan and the Stock Option Plan.
 (7) Includes 120,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Stock Option Plan.
 (8) Includes 5,000 shares held by Mr. Ballard in a charitable remainder trust for the benefit of his son, 5,000 shares held by Mr. Ballard in a charitable remainder trust for the benefit of his daughter and 10,000 shares held by Mr. Ballard in a charitable remainder trust for the benefit of his spouse. Mr. Ballard has sole voting power over the shares. Also, includes 17,334 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options under the Directors' Plan.
 (9) Includes 17,334 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options under the Directors' Plan.
(10) Includes 15,000 shares owned by Mr. Newman's spouse and 17,334 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options under the Directors' Plan.
(11) Includes 3,334 share that are not currently outstanding, but may be acquired within sixty (60) days upon the exercise of stock options under the Directors' Plan.
(12) Includes 17,334 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options under the Directors' Plan.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information as of December 31, 2002 with respect to shares of Common Stock to be issued upon the exercise, and the weighted-average exercise price, of all outstanding options and rights granted under the Company's equity compensation plans, as well as the number of shares available for future issuance under such plans.

                                                                                          NUMBER OF SECURITIES REMAINING
                                                                     WEIGHTED-AVERAGE      AVAILABLE FOR FUTURE ISSUANCE
                               NUMBER OF SECURITIES TO BE ISSUED    EXERCISE PRICE OF     UNDER EQUITY COMPENSATION PLANS
                                 UPON EXERCISE OF OUTSTANDING      OUTSTANDING OPTIONS,        (EXCLUDING SECURITIES
PLAN CATEGORY                    OPTIONS, WARRANTS AND RIGHTS      WARRANTS AND RIGHTS       REFLECTED IN COLUMN (A))
-------------                  ---------------------------------   --------------------   -------------------------------
                                              (A)                          (B)                          (C)
Equity Compensation Plans
  Approved by Security
  Holders(1).................              2,251,235(2)                   $8.82                       635,457
Equity Compensation Plans Not
  Approved by Security
  Holders(3).................                    N/A(3)                     N/A(3)                      8,000(3)
    Total....................              2,251,235                      $8.82                       643,457

---------------

(1) Equity compensation plans approved by security holders are the 2002 Outside Directors Stock Plan, the Directors' Plan, the Stock Option Plan, the Option Plan and the Stock Purchase Plan. The 2002 Outside Directors Stock Plan was approved by the Company's stockholders at the Company's 2002 annual meeting of stockholders held on May 10, 2002. The Stock Option Plan was originally approved by the Company's stockholders at a special meeting of stockholders held on December 8, 1997, and subsequently amended at the Company's 1999 annual meeting of stockholders held on May 3, 1999, to increase the number of shares of Common Stock reserved for issuance under the Stock Option Plan from 860,000 to 1,760,000. The Directors' Plan, the Option Plan and the Stock Purchase Plan were each approved by the Company's sole stockholder, Medaphis Corporation, prior to the completion of the Company's initial public offering on May 22, 1997.
(2) Excludes an aggregate of 2,480 shares of Common Stock issued to non-employee directors as partial payment of their annual retainer under the 2002 Outside Directors Stock Plan and an aggregate of 105,776 shares of Common Stock issued under the Stock Purchase Plan.
(3) The only equity compensation plan not approved by security holders is a restricted stock award (the "Restricted Stock Award") granted to Thomas Quinn on March 1, 2002 as an inducement to Mr. Quinn to enter into employment with the Company. Pursuant to the Restricted Stock Award, Mr. Quinn was granted 10,000 shares of Common Stock, vesting annually in five equal 2,000 share increments commencing on October 1, 2002.

                             EMPLOYMENT AGREEMENTS

     Effective January 1, 2003, the Company entered into an employment agreement with Mr. McGinnis, replacing his prior employment agreement with the Company originally entered into by Mr. McGinnis in May 1997. Pursuant to his employment agreement, Mr. McGinnis serves as Chairman and Chief Executive Officer of the Company. The employment agreement has an initial term of three years and renews automatically for subsequent two-year periods, unless a notice of termination is delivered by either party at least sixty days prior to the end of the initial term or the end of a renewal term.

     Under the terms of the employment agreement, Mr. McGinnis is entitled to a minimum base salary of $325,000, subject to annual percentage increases for inflation equivalent to those increases given in the normal course of business to Company employees on substantially a Company-wide basis. In addition, Mr. McGinnis's employment agreement entitles him to participate in the Company's Management Group Incentive Compensation Plan, to receive such awards of stock options as determined by the Company's Compensation and Nominating Committee and to receive such fringe benefits as the Company may provide from time to time to its executive employees, including, group health insurance, life insurance, and disability insurance. Further, Mr. McGinnis received a bonus of $200,000 in conjunction with signing his employment agreement. The bonus is subject to reimbursement by Mr. McGinnis to the Company if Mr. McGinnis terminates his employment with the Company during the initial three-year term of his employment as follows: (i) if such termination occurs prior to January 1, 2004, Mr. McGinnis is required to reimburse the entire $200,000 signing bonus; (ii) if such termination occurs on or after January 1, 2004 but prior to January 1, 2005, Mr. McGinnis is required to reimburse $133,334 to the Company; and (iii) if such termination occurs on or after January 1, 2005 but prior to January 1, 2006, Mr. McGinnis is required to reimburse $66,667 to the Company.

     The Company may terminate the employment agreement and all of its obligations thereunder if Mr. McGinnis (i) materially breaches any term of the employment agreement and fails to cure such breach within ten days after written notice of such breach from the Board (no cure period is permitted for breaches of certain confidentiality and noncompete provisions contained in the employment agreement in favor of the Company), (ii) commits any other act in bad faith materially detrimental to the business or reputation of the Company, or (iii) engages in illegal activities or is convicted of any felony involving fraud, deceit, or moral turpitude. The Company's obligations under the employment agreement to pay salary, provide for the continued vesting of stock option awards, and provide for health insurance benefits continue for the greater of the remainder of the renewal term or two years if the Company terminates the employment agreement for any reason other than (i)-(iii) above, or if Mr. McGinnis terminates the agreement for one of the following reasons (i) the Company materially breaches any term of the employment agreement and fails to cure such breach within ten days after written notice of such breach from Mr. McGinnis, (ii) the Company assigns Mr. McGinnis duties, or significantly reduces his assigned duties, in a manner inconsistent with his position with the Company (without his consent), (iii) the Company requires Mr. McGinnis's relocation outside of the metropolitan Louisville, Kentucky area (without his consent),
(iv) the Company fails to obtain the assumption of the employment agreement by any successors to the Company, (v) Mr. McGinnis dies or becomes mentally or physically incapacitated or disabled so as to be materially unable to perform his duties under his employment agreement, or (vi) a Change in Control Event (as defined in the employment agreement) occurs, and Mr. McGinnis's employment is terminated by Mr. McGinnis within 120 days thereafter (in this latter event, Mr. McGinnis may also be entitled to receive a certain Gross-Up Payment (as defined in the employment agreement)). The employment agreement contains certain confidentiality and noncompete provisions in favor of the Company.

     In addition, on June 30, 2000, pursuant to Board authorization and in accordance with the terms of an Amended Promissory Note (see "Certain Relationships and Related Transactions" for a description of the Amended Promissory Note), the Company and Mr. McGinnis entered into a deferred compensation agreement (the "Deferred Compensation Agreement"). Under the Deferred Compensation Agreement, 50% of the amount otherwise payable to Mr. McGinnis under the Company's Management Group Incentive Compensation Plan is to be deferred until the Amended Promissory Note is paid in full, with such deferred compensation then being paid in full to Mr. McGinnis within 30 days thereafter. The Company has full right of set-off against any deferred compensation under the Deferred Compensation Agreement should Mr. McGinnis default under the Amended Promissory Note. At the election of Mr. McGinnis, the payment of the deferred compensation, upon payment of the Amended Promissory Note, may be extended for a period of not more than ten years. At March 31, 2003, the amount of deferred compensation was $182,013, with accrued interest of $9,809.

     The Company has entered into severance agreements (the "Severance Agreements") with Ms. Murphy and Messrs. Bader, Bates Jefferson, Longshore and Sharps, which provide that in the event that such executive officer is terminated by the Company without "Cause" (as such term is defined in the Severance Agreements), the Company would continue to pay that executive officer his or her base salary in effect on the date of termination for a period of one year following the day on which the termination occurs ("Severance Pay") and for a period of one year from the date of termination, pay, or reimburse such executive officer for, the Company-paid portion of medical premiums under the Company's group health plan that would apply to such executive officer had he or she not been terminated, provided that the executive officer makes a timely election of such continuation coverage under COBRA. Severance Pay would be paid and delivered to the executive officer on the same basis that the executive officer's regular base salary was paid and delivered prior to termination, would be reduced to the extent the executive officer receives compensation as an employee from an entity other than the Company during the one-year period following termination, and would not include any amounts of incentive compensation.

     In addition, the Severance Agreements provide that if the executive officer is terminated or voluntarily terminates employment for "Good Reason" (as such term is defined in the Severance Agreements) within two years following a "Change in Control" (as such term is defined in the Severance Agreements), the Company would make a "Change in Control Payment" to the executive officer, provided the executive officer is employed by the Company on the date of the Change in Control and was a member of the Company's "Management Group" (as defined by the Board) prior to the execution of a definitive agreement, if any, between the Company and any entity to be combined with the Company in connection with a Change in Control. The amount of the Change in Control Payment would be equal to one year of salary and one year of benefits continuation if the executive officer were a member of the Management Group for three years or less on the date of the Change in Control, and equal to two years of salary and two years of benefits continuation if the executive officer were a member of the Management Group for more than three years on the date of the Change in Control. In both cases, the Change in Control Payment would be paid as salary continuation in accordance with the payment provisions relating to Severance Pay. The Severance Agreements preclude payment of Severance Pay if such executive officer is entitled to a Change in Control Payment. The Severance Agreements also contain certain confidentiality, noncompete and nonsolicitation provisions in favor of the Company and provide that nothing contained therein shall be deemed to alter the executive officer's "at will" employment by the Company.

                             PRINCIPAL STOCKHOLDERS

     The table below sets forth certain information as of March 18, 2003 concerning persons known to the Board to be a "beneficial owner," as such term is defined by the rules of the Securities and Exchange Commission, of more than 5% of the outstanding shares of the Common Stock.

                                                                  SHARES OF
                                                                 COMMON STOCK
                                                                 BENEFICIALLY      PERCENT OF
NAME AND ADDRESS                                                   OWNED(1)         CLASS(2)
----------------                                              ------------------   ----------
PAR Investment Partners, L.P................................     1,394,600(3)         16.5%
  One Financial Center, Suite 1600
  Boston, Massachusetts 02111
FMR Corp....................................................     1,112,500(4)         13.2%
  82 Devonshire Street
  Boston Massachusetts 02109
Dimensional Fund Advisors Inc...............................       629,100(5)          7.4%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, California 90401
Heartland Advisors, Inc.....................................       600,000(6)          7.1%
  798 North Water Street
  Milwaukee, Wisconsin 53202
Patrick B. McGinnis.........................................         503,601           6.0%
  1600 Watterson Tower
  Louisville, Kentucky 40218

---------------

 (1) See Note (1) under "Management Common Stock Ownership" herein.
 (2) Based on an aggregate of 8,451,229 shares of Common Stock issued and outstanding as of March 18, 2003.
 (3) The information regarding Par Investment Partners, L.P. ("Par Investment") is given in reliance upon a Schedule 13G/A filed with the Commission on February 14, 2003 by such stockholder, Par Group, L.P., the general partner of Par Investment ("Par Group"), Par Capital Management, Inc., the general partner of Par Group ("Par Capital"), and Arthur G. Epker, III ("Epker"). The Schedule 13G/A indicates that Par Investment, Par Group, Par Capital and Epker have sole voting power and sole dispositive power over 1,394,600 shares.

 (4) The information regarding FMR Corp. is given in reliance upon a Form 13F filed with the Commission on February 14, 2003.
 (5) The information regarding Dimensional Fund Advisors Inc. ("Dimensional") is given in reliance upon a Schedule 13G/A filed with the Commission on February 11, 2003 by such stockholder. The Schedule 13G/A indicates that Dimensional serves as a registered investment advisor to four investment companies and as an investment manager to certain other commingled group trusts and separate accounts and that in its role as investment adviser or manager, Dimensional possesses voting and/or investment power over 629,100 shares. The Schedule 13G/A also indicates that Dimensional disclaims beneficial ownership of such shares.
 (6) The information regarding Heartland Advisors, Inc. ("Heartland") is given in reliance upon a Schedule 13G/A filed with the Commission on February 13, 2003 by such stockholder and William J. Nasgovitz ("Nasgovitz"). The
     Schedule 13G/A indicates that Heartland has sole dispositive power over 600,000 shares. The Schedule 13G/A indicates that Nasgovitz has sole voting power over 600,000 shares.

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "named executive officers") for the year ended December 31, 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                    ANNUAL COMPENSATION                      AWARDS
                                    ---------------------------------------------------   ------------
                                                                                           SECURITIES
                                                                     ALL OTHER ANNUAL      UNDERLYING
NAME AND PRINCIPAL POSITION         YEAR   SALARY ($)   BONUS ($)   COMPENSATION ($)(1)   OPTIONS (#)
---------------------------         ----   ----------   ---------   -------------------   ------------
Patrick B. McGinnis...............  2002    $238,007    $419,318(2)(3)    $15,807                 0
  Chairman, Chief Executive         2001     231,750      39,411(2)        14,029                 0
  Officer, Director                 2000     225,000     105,296(2)        20,371           160,000
Robert G. Bader, Jr...............  2002     149,919     106,954           14,018                 0
  Executive Vice President --       2001     144,200      15,381           14,375                 0
  Healthcare Sales, Marketing &     2000     140,000      49,862           17,457            75,000
  Corporate Client Solutions
Douglas R. Sharps.................  2002     149,502      74,879           14,375                 0
  Executive Vice                    2001     144,200      19,242           14,375                 0
  President -- Finance              2000     140,000      49,862           17,195            75,000
  & Administration, Chief
  Financial
  Officer and Secretary
Debra M. Murphy...................  2002     148,093      56,967           13,830                 0
  Executive Vice President --       2001     144,200      21,172           14,084                 0
  Healthcare Recoveries Division,   2000     140,000      34,369           16,512            75,000
  Subrogation
Mark J. Bates.....................  2002     148,093      40,246           10,626                 0
  Senior Vice                       2001     144,200      15,863           13,294                 0
  President -- Troveris             2000     140,000      52,960           15,148            75,000

---------------

(1) All other compensation for 2002, 2001 and 2000 includes amounts paid by the Company for matching 401(k) plan contributions and insurance premiums.

(2) Since June 30, 2000, 50% of the amount otherwise payable to Mr. McGinnis under the Company's Management Group Incentive Compensation Plan has been deferred under the Deferred Compensation Agreement between Mr. McGinnis and the Company. See "Employment Agreements".
(3) Includes payment of a $200,000 signing bonus to Mr. McGinnis in conjunction with the execution of his employment agreement. See "Employment Agreements".

                               EXECUTIVE OFFICERS

                                                                                     EXECUTIVE
NAME                                 AGE                POSITION                   OFFICER SINCE
----                                 ---                --------                 -----------------
Patrick B. McGinnis................  55    Chairman of the Board, Chief                1997
                                             Executive Officer & Director
Robert G. Bader, Jr................  46    Executive Vice                              1998
                                           President -- Healthcare Sales,
                                             Marketing & Corporate Client
                                             Solutions
Mark J. Bates......................  43    Senior Vice President -- Troveris           1998
Robert L. Jefferson................  47    Senior Vice President -- TransPaC           1999
                                             Solutions
Robert T. Longshore................  46    Senior Vice President -- Healthcare         2003
                                             Recoveries Division,
                                             Overpayments, Provider Bill Audit
                                             & MD Audit Operations
Debra M. Murphy....................  47    Executive Vice                              1997
                                           President -- Healthcare Recoveries
                                             Division, Subrogation
Douglas R. Sharps..................  49    Executive Vice President -- Finance         1997
                                             & Administration, Chief Financial
                                             Officer and Secretary

     PATRICK B. MCGINNIS serves as Chairman, Chief Executive Officer and a director of the Company. In 1988, Mr. McGinnis left Humana Inc., where he served as Vice President -- Finance & Planning, to co-found the Company. He served as the Company's Chief Executive Officer until August 1996, when he left to become President of Medaphis Healthcare Information Technology Company, which provides a variety of sophisticated software solutions to healthcare enterprises throughout the United States. He rejoined the Company and assumed his current responsibilities in January 1997.

     ROBERT G. BADER, JR. serves as Executive Vice President -- Healthcare Sales, Marketing & Corporate Client Solutions. He assumed his current responsibilities in December 2002. Beginning in November 1999, he served as Executive Vice President -- Overpayments Operations. Mr. Bader joined the Company in January 1998 as Senior Vice President -- Business Development. From 1992 until 1994, Mr. Bader served as Vice President of Strategic Planning of Blue Cross Blue Shield of Kentucky. In 1994, he assumed the positions of Chief Operating and Chief Financial Officer of Acordia of Louisville, one of the operating companies of Acordia, Inc., which was a publicly traded insurance brokerage and health administrative services company until wholly acquired by Anthem, Inc. in 1997.

     MARK J. BATES serves as Senior Vice President -- Troveris. Before joining the Company in June 1998, Mr. Bates was Director of Application Development at Humana Inc. In his 14 years at Humana Inc., he held a variety of systems management responsibilities including Director of Technical Services, Director of Customer Service, and Director of Development Support. Mr. Bates is a 1981 graduate of Rose-Hulman Institute of Technology with a B.S. in Computer Science. He is a founding member of the Computer Information Systems Corporate Partner Program and a part-time instructor at the University of Louisville School of Business.

     ROBERT L. JEFFERSON serves as Senior Vice President -- TransPaC Solutions. He assumed his current responsibilities in November 2000 after having served as Senior Vice President -- Business Development since joining the Company in November 1999. From 1994 through 1999, he served as Director of Planning and Budget for AEGON USA, the domestic insurance division of AEGON's international operations. During the period of 1979 through 1994, he headed up financial reporting and budgeting for the Agency Group division of Providian Corporation, which was subsequently acquired by AEGON.

     ROBERT T. LONGSHORE serves as Senior Vice President -- Healthcare Recoveries Division, Overpayments, Provider Bill Audit & MD Audit Operations. Mr. Longshore joined the Company in January 2003 after 21 years at Humana, Inc., where he most recently served as Director of the Business Consultant Practice. Over the course of his career at Humana, Mr. Longshore served in a number of capacities in the claims operations, customer service and finance areas.

     DEBRA M. MURPHY serves as Executive Vice President -- Healthcare Recoveries Division, Subrogation. Ms. Murphy joined the Company in 1991 as Sales and Marketing Manager. She was promoted to Director of Sales in October 1994, to Vice President -- Sales in February 1996, to Senior Vice President in November 1996, to Executive Vice President -- Operations in June 1998 and Executive Vice President -- HRI Division in October 1999. She assumed her current responsibilities as Executive Vice President -- Healthcare Recoveries Division, Subrogation in January 2002.

     DOUGLAS R. SHARPS serves as Executive Vice President -- Finance & Administration, Chief Financial Officer and Secretary. Mr. Sharps joined the Company in January 1990 as Vice President and General Counsel and became Chief Financial Officer in October 1994. He is also the principal of Sharps & Associates, PSC, a law firm that provides support to the Company and handles litigated recoveries in California, Florida, Illinois, Kentucky, Texas, Virginia and Wisconsin. He assumed his current responsibilities in January 1997.

                              STOCK OPTION GRANTS

     No options were granted during 2002 to the Chief Executive Officer or to any of the named executive officers (as previously defined in this Proxy Statement).

                             STOCK OPTION EXERCISES

     The table below shows the number of shares of Common Stock covered by both exercisable and unexercisable stock options held by the Chief Executive Officer and each of the named executive officers (as previously defined in this Proxy Statement) as of December 31, 2002. The table also reflects the value for in-the-money options based on the positive spread between the exercise price of such options and the last reported sale price of $5.50 of the Common Stock on December 31, 2002, the last trading date in 2002 for the Common Stock.

                      AGGREGATED OPTION EXERCISES IN 2002
                           AND YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN THE
                                                        OPTIONS AT                 MONEY OPTIONS AT
                                                     DECEMBER 31, 2002             DECEMBER 31, 2002
                                                ---------------------------   ---------------------------
NAME                                            EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                            -----------   -------------   -----------   -------------
Patrick B. McGinnis...........................    354,000        96,000        $198,976       $238,464
Robert G. Bader, Jr...........................     95,000        45,000          99,520        111,780
Douglas R. Sharps.............................    148,750        45,000          99,520        111,780
Debra M. Murphy...............................    160,000        45,000          99,520        111,780
Mark J. Bates.................................    105,000        45,000          99,520        111,780

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below reflects the cumulative stockholder return (assuming reinvestment of dividends) on the Common Stock compared to the return of the Center for Research in Security Price Total Return Index for The Nasdaq Stock Market, U.S. Companies (the "Nasdaq Composite, U.S.") and the Company's peer group index for the periods indicated. This graph reflects the investment of $100.00 on December 31, 1997 in the Common Stock, the Nasdaq Composite, U.S., the Company's 2001 peer group and the Company's 2002 peer group. The Company's 2002 peer group consists of the following companies: CCC Information Services Group, CorVel Corporation ("CorVel"), Health Management Systems, Inc., Maximus, Inc., National Research, Inc., Profit Recovery Group International and QuadraMed Corporation. The companies constituting the Company's 2002 and 2001 peer group were selected based on business model, product market and market capitalization. In order to obtain a more representative sample, the Company deleted INSpire Insurance Solutions, Inc., which was acquired in bankruptcy, from the 2002 peer group and added CorVel, based on certain similarities between CorVel's and the Company's principal lines of business.

                              (PERFORMANCE GRAPH)

                            12/31/   3/31/   6/30/   9/30/    12/31/   3/31/   6/30/   9/30/    12/31/
                              97      98      98       98       98      99      99       99       99
 2001 Peer Group Annual
 Values                      100      146     134     121      134      108     112     103       94
 2002 Peer Group Annual
 Values                      100      140     127     112      130      103     113     112      106
 NASDAQ Annual Values        100      117     121     108      140      157     171     175      259
 TROV Annual Values          100      104      89      45       76       22      21      12       16

                            3/31/   6/30/   9/29/    12/29/   3/30/   6/29/   9/28/    12/31   3/28/   6/28/   9/30/
                             00      00       00       00      01      01       01      01      02      02       02
 2001 Peer Group Annual
 Values                       85      59      47       50       50      66      65       70      70      71      57
 2002 Peer Group Annual
 Values                       99      73      64       73       72      90      90      102      99     103      86
 NASDAQ Annual Values        291     253     234      162      117     138      95      124     118      93      75
 TROV Annual Values           15      16      20       13       19      23      18       21      27      27      18

     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company has combined its nominating and compensation committees into the Compensation and Nominating Committee (the "Compensation Committee"). The Compensation Committee, among other things, approves base salaries of executive officers, approves the terms of annual incentive or bonus plans in which executive officers participate and reviews and makes recommendations to the Board concerning approval and adoption of and amendments to stock-based compensation plans. The Compensation Committee is composed of William C. Ballard, Jr., Chairperson, John H. Newman and Lauren N. Patch, three non-employee members of the Board. During 2002 the Compensation Committee retained William M. Mercer, Incorporated ("Mercer") to assist it in the evaluation of executive compensation. Over the course of the year, the Compensation Committee commissioned from Mercer studies regarding base compensation, incentive compensation and benefits for executives, and conferred with Mercer personnel on these matters. The purpose of this engagement was to ensure that the Company offers executive compensation at appropriate levels given the Company's current operations and strategy and its current and future needs for managerial talent. Based on comparisons with the compensation arrangements of other comparable public companies, Mercer recommended that the Compensation Committee consider increases in base salary and incentive compensation to the Company's Chief Executive Officer and other key executive officers in light of the Company's on-going need to maintain and attract managerial talent and the competitive market for senior executive compensation.

     Currently, the Chief Executive Officer, Mr. Patrick B. McGinnis, is a party to an employment agreement that provides for his participation in the Management Group Incentive Compensation Plan, and to a deferred compensation agreement under which 50% of the amount otherwise payable to Mr. McGinnis under the Management Group Incentive Compensation Plan is deferred. See "Employment Agreements". In addition, each of the other executive officers of the Company is a party to a severance agreement. See "Employment Agreements".

     Compensation Components. The components of the Company's executive compensation program consist of base salaries, cash bonuses and stock options. The Company's compensation program is designed to provide competitive base salaries for the Company's executive officers, and incentive compensation and long-term incentives that retain the executive officers and motivate them to achieve the Company's business objectives over the long-term.

     Management Group Incentive Compensation Plan. The Company has annually adopted a performance-based bonus plan. The plan typically creates a nondiscretionary bonus pool and a discretionary bonus pool from which cash bonuses are paid to its participants based on performance-based thresholds set forth in the plan, the discretion of the Board of Directors and each participant's achievement of annual goals. Near the beginning of each year, the Compensation Committee approves these goals for each participant in the plan for that year. After the end of each year, based on its evaluation of the Chief Executive Officer's performance in achieving his goals for the year and attaining the Company's financial results, the Compensation Committee may then grant Mr. McGinnis an annual bonus from the discretionary bonus pool. Mr. McGinnis recommends to the Compensation Committee the discretionary annual bonus for the executive officers based on each executive officer's performance for the year, as well as the Company's financial results. In 2002, the participants in the plan were Messrs. McGinnis, Bader, Bates, Jefferson and Sharps and Ms. Murphy.

     Stock Option Plans. The Company maintains stock option plans designed to align executives' and stockholders' interests in the enhancement of stockholder value. Stock options are granted under these plans to certain officers, key employees and consultants of the Company by the Compensation Committee. Stock options may be granted annually if available and if supported by the Company's growth, profitability, retention goals, and related compensation concerns. To foster long-term commitments, executives' options typically vest over a period of at least three years (the Company's most recent grants of options in 2000 vest over a five-year period) and remain outstanding for ten years. In accordance with United States Treasury Department regulations, in the event the value realized upon the exercise of options by any "covered" employee (the difference between the per share exercise price and the market price on the date of exercise multiplied by the number of options exercised) when combined with such employee's other "covered" compensation in the year of exercise exceeds $1.0 million, the Company will be unable to deduct the amount of such excess compensation.

     Required Stockholdings. As a further means of aligning executives' and stockholders' interests in the enhancement of stockholder value, the Compensation Committee has put in place stock ownership requirements for executive officers. Each executive officer is required to accumulate Common Stock equal in value to one year's base compensation. Executive officers employed by the Company at the time of adoption of the stock ownership requirements have until December 31, 2005 to accumulate the required stockholdings and new executive officers have five years from their appointment to accumulate the required stockholdings. As of March 18, 2003, Mr. McGinnis, the Company's Chief Executive Officer, had accumulated Common Stock equal in value to one year's base compensation, based on the closing price of the Company's Common Stock as of such date.

     Supplemental Retirement Savings Plan. The Company has adopted a non-qualified deferred compensation plan under which certain key employees of the Company may defer up to 85% of their compensation (reduced by the amount they could have deferred under the Company's 401(k) Plan). The Company matches employee contributions equal to the contributions that would have been made under the Company's 401(k) Plan but for certain tax restrictions. Participants are entitled to receive distributions upon termination of employment. The Company may fund all or part of its obligations under this plan in a trust reachable by the Company's general creditors.

     Deductibility of Certain Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows tax deductions to publicly held corporations for compensation in excess of $1 million per employee in any taxable year that is paid to the corporation's chief executive officer or to its four other most highly compensated executive officers. No executive officer received more than $1 million in compensation in 2002.

     Chief Executive Officer Compensation. During 2002 the Compensation Committee reviewed, together with Mercer, Mr. McGinnis's employment arrangement with the Company in light of his leadership role, the challenges facing the Company and the competitive market for chief executive officers. In consequence, the Compensation Committee concluded that it was in the best interest of the Company to enter into a new employment agreement with Mr. McGinnis. Consequently, the Company entered into an employment agreement with Mr. McGinnis effective January 1, 2003 (the "Employment Agreement") with an initial term of three years and renewing automatically for subsequent two year periods, unless a notice of termination is delivered by either party at least sixty days prior to the end of the initial term or the end of a renewal term. The Employment Agreement contains certain confidentiality and noncompete provisions. Pursuant to the Employment Agreement, Mr. McGinnis is entitled to receive a minimum base salary of $325,000, subject to annual percentage increases for inflation equivalent to those increases given in the normal course of business to Company employees on substantially a Company-wide basis. In addition, the Employment Agreement entitles Mr. McGinnis to participate in the Company's Management Group Incentive Compensation Plan, to receive such awards of stock options as determined by the Compensation Committee and to receive such fringe benefits as may be provided from time to time by the Company to its executive employees, including group health insurance, life insurance and disability insurance. In conjunction with his execution of the Employment Agreement, Mr. McGinnis received a signing bonus of $200,000, subject to reimbursement by Mr. McGinnis of all or a portion of such amount if Mr. McGinnis terminates his employment with the Company during the initial three-year term of his employment. See "Employment Agreements".

     The Compensation Committee determines the amount of discretionary bonuses that Mr. McGinnis receives under the Management Group Incentive Compensation Plan, based on his performance with respect to achieving the goals for the year approved by the Compensation Committee, as well as financial results. Under a deferred compensation agreement, 50% of the amount otherwise payable to Mr. McGinnis under the Company's Management Group Incentive Compensation Plan is deferred. See "Employment Agreements".

     In addition, to augment Mr. McGinnis's long-term incentive for continued employment with the Company, Mr. McGinnis has been granted options to acquire shares of the Common Stock under the Company's Option Plan and Stock Option Plan.

                                          COMPENSATION AND NOMINATING COMMITTEE

                                          William C. Ballard, Jr., Chairperson
                                          John H. Newman
                                          Lauren N. Patch

April 2, 2003

     The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As described earlier in this Proxy Statement, the Company has a Compensation and Nominating Committee of the Board that, among other things, approves base salaries of executive officers, approves the terms of annual incentive or bonus plans in which executive officers participate and reviews and makes recommendations to the Board concerning approval and adoption of and amendments to stock-based compensation plans. William C. Ballard, Jr., Chairperson, John H. Newman and Lauren N. Patch currently serve on the Compensation and Nominating Committee and served on it and the Company's former compensation committee during 2002. Additionally, Mr. Herbert A. Denton served on the Company's former compensation committee during 2002, until his resignation from the Board at the Company's 2002 annual meeting of stockholders. None of the members of the Compensation and Nominating Committee nor Mr. Denton were officers of the Company or had any relationship requiring disclosure under Securities and Exchange Commission regulations.

                             AUDIT COMMITTEE REPORT

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's financial reporting processes, including specifically its system of internal control, and for the preparation of all financial statements in conformity with accounting principles generally accepted in the United States of America. The Company's independent accountants, PricewaterhouseCoopers LLP, are responsible for reviewing the Company's quarterly financial statements and auditing the Company's annual financial statements and for expressing an opinion on the conformity of the audited financial statements with accounting principals generally accepted in the United States of America. The Audit Committee consists of Jill L. Force, Chairperson, Lauren N. Patch and Chris B. Van Arsdel, each an independent director.

     Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the opinions and communications of the Company's independent accountants. Accordingly, the Audit Committee's review does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's activities do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principals generally accepted in the United States of America or that the Company's independent accountants are in fact independent.

     In this context:

     - The Audit Committee reviewed and discussed the audited financial statements contained in the Company's 2002 Annual Report on Form 10-K with the Company's management and the independent accountants prior to the filing of the Form 10-K with the Securities and Exchange Commission (the "Commission").

     - The Audit Committee reviewed and discussed the unaudited financial statements contained in the Company's Quarterly Reports on Form 10-Q for each of the quarters ended in 2002 with the Company's management and the independent accountants prior to the filing thereof with the Commission.

     - The Audit Committee reviewed and discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     - The Audit Committee received from the independent accountants written disclosures regarding the accountants' independence, as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the accountants their independence from the Company and its management.

     In reliance on the reviews and discussions noted above and subject to the limitations set forth above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Commission.

                                          AUDIT COMMITTEE

                                          Jill L. Force, Chairperson
                                          Lauren N. Patch
                                          Chris B. Van Arsdel

April 2, 2003

     The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2002 and December 31, 2001 by the Company's principal accounting firm, PricewaterhouseCoopers LLP. All audit and non-audit services provided by PricewaterhouseCoopers LLP are pre-approved by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining the accountants' independence.

DECEMBER 31, 2002

Audit Fees..................................................   $136,455
Audit-Related Fees..........................................     17,188(1)
Tax Fees....................................................     69,365(2)
All Other Fees..............................................     12,000(3)
          Total.............................................   $235,008

---------------

(1) Represents fees related to an audit of the Company's 401k Plan and research and consultation on various audit related issues.
(2) Represents fees related to the preparation of the Company's federal and state income tax returns, consultation on state income tax planning and other income tax issues.
(3) Represents fees related to review of a filing of a Form S-8 with the Securities and Exchange Commission.

DECEMBER 31, 2001

Audit Fees..................................................   $ 82,500
Audit-Related Fees..........................................     29,172(1)
Tax Fees....................................................     89,546(2)
All Other Fees..............................................         --
          Total.............................................   $201,218

---------------

(1) Represents fees related to an audit of the Company's 401k Plan, agreed upon procedures relating to an earn out payment and research and consultation on various audit related issues.
(2) Represents fees related to the preparation of the Company's federal and state income tax returns and consultation on state income tax planning, the research and experimental tax credit and other income tax issues.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     MCGINNIS DEMAND NOTE. On February 12, 1999, the Board of Directors approved a loan in the amount of $350,000 to Patrick B. McGinnis, the Chairman and Chief Executive Officer of the Company, in exchange for a full recourse promissory note in the same amount from Mr. McGinnis. On June 30, 2000, at the direction of the Board of Directors and in accordance with terms authorized by it, the Company loaned Mr. McGinnis an additional $500,000. Under these terms, the $500,000 loan to Mr. McGinnis was combined with his existing debt to the Company of $350,000 of principal and $36,520 of accrued interest. Mr. McGinnis delivered to the Company his full recourse promissory note in the amount of $886,520, bearing interest at a fixed rate of 6.62% per annum (the applicable Federal mid-term rate in effect for tax purposes at the date of the note), compounded annually (the "Amended Promissory Note"), and the Company cancelled the old promissory note evidencing the prior debt. The Amended Promissory Note provides for mandatory prepayments from certain of the proceeds received by Mr. McGinnis from his sale of the Company's securities and any related transactions. The promissory note and all accrued interest are due and payable upon the earlier of January 1, 2005 or the termination of Mr. McGinnis's employment with the Company. At March 31, 2003, the promissory note of $886,520 and accrued interest of $55,030 were outstanding.

     On June 30, 2000, pursuant to Board authorization and in accordance with the terms of the Amended Promissory Note, the Company and Mr. McGinnis entered into a Deferred Compensation Agreement. Under the Deferred Compensation Agreement, 50% of the amount otherwise payable to Mr. McGinnis under the Company's Management Group Incentive Compensation Plan is to be deferred until the Amended Promissory Note is paid in full, with such deferred compensation then being paid in full to Mr. McGinnis within 30 days thereafter. The Company has full right of set-off against any deferred compensation under the Deferred Compensation Agreement should Mr. McGinnis default under the Amended Promissory Note. At the election of Mr. McGinnis, the payment of the deferred compensation, upon payment of the Amended Promissory Note, may be extended for a period of not more than ten years. At March 31, 2003, the amount of deferred compensation was $182,013, with accrued interest of $9,809.

     SHARPS & ASSOCIATES. As part of its obligations under client contracts, the Company generally pays for the legal representation of clients, as required in the recovery process. A portion of those payments is made in the form of a retainer to Sharps & Associates PSC, a law firm solely owned by Douglas R. Sharps, the Company's Executive Vice President -- Finance and Administration, Chief Financial Officer and Secretary. This law firm employs 28 attorneys, 14 paralegals and 1 administrative assistant at its offices in Louisville, Kentucky; Pleasanton, California; Chicago, Illinois; Tampa, Florida; Milwaukee, Wisconsin; Dallas, Texas; and Locust Grove, Virginia. The Company paid approximately $3,346,000 to such related party during the year ended December 31, 2002 for legal services. However, Mr. Sharps receives no financial or other personal benefits from his ownership of the firm.

      PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP to serve as independent accountants of the Company for 2003, subject to ratification of this appointment by the stockholders of the Company. PricewaterhouseCoopers LLP has served as independent accountants of the Company since 1997. One or more representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board recommends a vote "FOR" the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than ten percent (10%) of the Common Stock to file certain reports with respect to each such person's beneficial ownership of the Common Stock, including statements of changes in beneficial ownership on Form 4. In addition,
Item 405 of Regulation S-K requires the Company to identify in its Proxy Statement each reporting person that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years. Based solely upon a review of Forms 3 and 4 and amendments thereto, all such persons complied with the applicable reporting requirements during 2002; however, the Form 3 for Mr. Robert T. Longshore, an executive officer of the Company as of January 2, 2003, relating to options granted to him in connection with his election as an executive officer of the Company was not filed on a timely basis during 2003.

ANNUAL REPORT ON FORM 10-K; INCORPORATION BY REFERENCE

     A copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto (other than Exhibit 99.1), accompanies this Proxy Statement. The Company will provide copies of the exhibits, should they be requested by eligible stockholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of the Company's Annual Report on Form 10-K should be mailed to:

                                          Trover Solutions, Inc.
                                          1600 Watterson Tower
                                          Louisville, Kentucky 40218
                                          Attention: Douglas R. Sharps
                                                Executive Vice President --
                                                Finance and Administration,
                                                Chief Financial Officer and
                                                     Secretary

     The "Trover Solutions, Inc. Private Securities Litigation Reform Act of 1995 Safe Harbor Compliance Statement for Forward-Looking Statements", attached as Exhibit 99.1 to the Form 10-K accompanying this Proxy Statement, is hereby incorporated herein and in the other materials provided with this Proxy Statement by reference thereto.

STOCKHOLDER PROPOSALS

     Any stockholder proposals intended to be presented at the Company's 2004 annual meeting of stockholders must be received by the Company no later than December 3, 2003 in order to be considered for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

     Any stockholder proposal to be considered at next year's annual meeting but not included in the proxy statement must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days and not more than 90 days prior to the meeting; provided, however, that if less than 70 days notice or public disclosure of the date of the meeting is given or made to stockholders, in order to be timely, notice by the stockholder must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting is mailed or such public disclosure is made.

OTHER PROPOSALS

     The Board of Directors knows of no other proposals to be brought before the meeting. However, if any other proposals should come before the meeting, the persons named in the proxy will vote such proxy in accordance with their judgment.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, facsimile or mail by one or more employees of the Company. The Company also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's Common Stock. In addition, the Company has retained Georgeson Shareholder Communications, Inc. ("Georgeson") to assist in the solicitation of proxies with respect to shares of the Company's Common Stock held of record by brokers, nominees and institutions and, in certain cases, by other holders. Such solicitation may be made through the use of mail, by telephone or by personal calls. The anticipated cost of Georgeson's services is a fee of $5,000 plus reasonable out-of-pocket expenses.

                                          By Order of the Board of Directors,

                                          /s/ Douglas R. Sharps
                                          Douglas R. Sharps
                                          Executive Vice President --
                                          Finance & Administration,
                                          Chief Financial Officer
                                          and Secretary

Louisville, Kentucky
April 2, 2003

                             TROVER SOLUTIONS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                 ON MAY 9, 2003

    The undersigned hereby appoints PATRICK B. McGINNIS and DOUGLAS R. SHARPS, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of Trover Solutions, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Friday, May 9, 2003 at 9:30 a.m., local time, at Watterson Tower, 12th Floor, Louisville, Kentucky 40218, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

(1) To elect two (2) Class C directors to three-year terms expiring at the 2006 annual meeting of stockholders:

[ ] FOR all nominees listed      [ ] WITHHOLD AUTHORITY to vote for all nominees
    listed
    (except as marked below to the contrary)
  Jill L. Force
  Patrick B. McGinnis

        (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                       STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

(2) To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company to serve for 2003:

    [ ] FOR                        [ ] AGAINST                       [ ] ABSTAIN

                                (Continued, and to be signed, on the other side)
                          (Continued from other side)

    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE OTHER SIDE OF THIS PROXY.

                                                    Date

     ------------------------------------------------------------------------- ,
                                                    2003

                                                    ----------------------------

                                                    ----------------------------

                                                    Please sign exactly as your
                                                    name or names appear hereon.
                                                    Where more than one owner is
                                                    shown above, each should
                                                    sign. When signing in a
                                                    fiduciary or representative
                                                    capacity, please give full
                                                    title. If this proxy is
                                                    submitted by a corporation,
                                                    it should be executed in the
                                                    full corporate name by a
                                                    duly authorized officer. If
                                                    a partnership, please sign
                                                    in partnership name by
                                                    authorized person.

                                               PLEASE COMPLETE, DATE AND SIGN
                                               THIS PROXY AND RETURN IT
                                               PROMPTLY IN THE ENCLOSED
                                               ENVELOPE, WHETHER OR NOT YOU
                                               PLAN TO ATTEND THE ANNUAL
                                               MEETING. IF YOU ATTEND THE MEET
                                               ING, YOU MAY VOTE IN PERSON IF
                                               YOU WISH, EVEN IF YOU HAVE
                                               PREVIOUSLY RETURNED YOUR PROXY.
                                   Proxy Card